UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549


_________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  May 21, 2014



                       KENTUCKY BANCSHARES, INC.
          (Exact Name of Registrant as specified in Charter)


   Kentucky                   33-96358              61-0993464
 (State or other            (Commission            (IRS Employer
  jurisdiction of           File Number)        Identification No.)
  incorporation)


P.O. Box 157, Paris, Kentucky                          40362-0157
(Address of principal executive offices)               (Zip code)


(859)987-1795
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
INFORMATION TO BE INCLUDED IN THE REPORT

  Item 5.07    Submission of Matters to a Vote of Security Holders

The registrant's 2014 Annual Meeting of Shareholders was held May 21, 2014. Matters voted upon were (1) ratification of the Board's selection of Crowe Horwath LLP as the Company's independent registered public accounting firm for the ensuing year, (2) election of directors and (3) non-binding advisory vote on the compensation paid its named executive officers. The final number of votes cast with respect to each matter are set out below:

1) Ratification of the Board's selection of Crowe Horwath LLP as the Company's independent registered public accounting firm for the ensuing year:

      Votes For              2,080,355
      Votes Against              1,014

2) Election of the following nominees to the Company's Board of Directors for the ensuing year:

                                  Votes For        Votes Withheld
      Henry Hinkle                1,398,385            48,957
      Theodore Kuster             1,443,742             3,600
      Robert G. Thompson          1,444,242             3,100

3) Non-binding advisory vote on the compensation paid its named executive officers:

      Votes For             1,426,530
      Votes Against             3,297
      Votes Abstained          17,515

The following directors have a term of office that will continue following the Annual Meeting: B. Proctor Caudill, Jr., Betty J.
Long, Ted McClain, Louis Prichard, Edwin S. Saunier, Woodford Van
Meter and Buckner Woodford, IV.

The total number of Common Shares outstanding as of March 20, 2014, the record date for the Annual Meeting of Shareholders, was 2,721,114.

SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           KENTUCKY BANCSHARES, INC.


Date: May 22, 2014                  By      /s/ Gregory J. Dawson___
                                                    Gregory J. Dawson
                                                    Chief Financial Officer